Form C

Cover Page

Name of issuer:

CAVU Biotherapies, Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 7/22/2015

Physical address of issuer:

5000 Gulf Fwy ERP Building 5 Rm 115
Houston TX 77023

Website of issuer:

http://www.cavubiotherapies.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

SAFE (Simple Agreement for Future Equity)

Target number of securities to be offered:

68,000

Price:

$1.00000

Method for determining price:

Pro-rated of the total subscription value. Interests will be sold in increments of $1.00. Each investment is convertible to equity securities of the issuer as described under Item 13.

Target offering amount:

$68,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

11/24/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$6,419.00	$0.00
Cash & Cash Equivalents:	$6,419.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$61,213.00	$14,399.00
Long-term Debt:	$6,000.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$4,500.00	$0.00
Net Income:	($66,978.00)	($35,570.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

CAVU Biotherapies, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Dr Colleen M O'Connor	President/CEO	CAVU Biotherapies	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Dr Colleen M O'Connor	President	2015
Dr Colleen M O'Connor	Secretary	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Dr Colleen M O'Connor	600,000 shares of Common stock	100.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Risks Related to Our Business and Industry

We are a clinical-stage company and have a very limited operating history, which may make it difficult to evaluate our current business and predict our future performance.

We are a clinical-stage biopharmaceutical company that was recently formed in July 2015. We have not yet generated any revenue. We are focused on developing services that use dog, equine or human cells as therapeutic entities and, although there have been significant advances in cell-based immunotherapy, our T cell technologies are new and largely unproven. Our limited operating history, particularly in light of the rapidly evolving cancer immunotherapy field, may make it difficult to evaluate our current business and predict our future performance. Our very short history as an operating company makes any assessment of our future success or viability subject to significant uncertainty. We will encounter risks and difficulties frequently experienced by early-stage companies in rapidly evolving fields. If we do not address these risks successfully, our business will suffer. Because our COLT, TCR, cryobanking, IHAV and other services may be personalized to each dog, USDA regulations/requirements require us to refer to them as services, rather than products. As a result, even in the context of manufacturing, production, sales and distribution, we refer to our COLT, TCR and other products and technologies as "services."

We have never generated any revenue, and our ability to generate revenue and become profitable depends significantly on our success in a number of factors.

We have not generated any revenue to date, and do not anticipate generating any revenue for some time. Our ability to generate revenue and achieve profitability depends significantly on our success in many factors, including:

•obtaining and maintaining regulatory approvals and marketing authorizations for services;
•developing a sustainable and scalable manufacturing process for our services, including establishing and maintaining commercially viable supply relationships with third parties and establishing our own manufacturing capabilities and infrastructure;
•launching and commercializing services for which we obtain regulatory approvals and marketing authorizations, either directly or with a collaborator or distributor;
•obtaining market acceptance of our services as viable treatment options;
•addressing any competing technological and market developments;
•identifying, assessing, acquiring and/or developing new potential services;
•negotiating favorable terms in any collaboration, licensing, or other arrangements into which we may enter;
•maintaining, protecting, and expanding our portfolio of intellectual property rights, including patents, trade secrets, and know-how; and
•attracting, hiring, and retaining qualified personnel.

Even if one or more of the services that we develop is approved for commercial sale, we anticipate incurring significant costs associated with commercializing any approved services. Our expenses could increase beyond expectations if we are required by the U.S. Department of Agriculture, or the USDA, U.S. Food and Drug Administration, or the FDA, or other regulatory agencies, domestic or foreign, to change our manufacturing processes or assays, or to perform clinical, nonclinical, or other types of studies in addition to those that we currently anticipate. If we are successful in obtaining and maintaining regulatory approvals to market one or more of our services, our revenue will be dependent, in part, upon the size of the markets in the territories for which we gain regulatory approval, the accepted price for the service, and the ability to market and sell our products and services. If the number of our addressable disease patients is not as significant as we estimate, the indication approved by regulatory authorities is narrower than we expect, or the reasonably accepted population for treatment is narrowed by competition, veterinarian, which includes veterinary oncologists, choice or treatment guidelines, we may not generate significant revenue from sales of such services, even if approved. If we are not able to generate revenue from the sale of any approved services, we may never become profitable.

If we fail to obtain additional financing, we may be unable to complete the development and commercialization of our services.

Our operations require substantial amounts of cash. We expect to continue to spend substantial amounts to continue the clinical development of our other services, including our planned clinical trials. If approved, we will require significant additional amounts in order to launch and commercialize our services. Changing circumstances may cause us to increase our spending significantly faster than we currently anticipate, and we may need to spend more money than currently expected because of circumstances beyond our control. We may require additional capital for the further development and commercialization of our additional services and may need to raise additional funds sooner if we choose to expand more rapidly than we presently anticipate.

We cannot be certain that additional funding will be available on acceptable terms, or at all. We have no committed source of additional capital and if we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development or commercialization of our services or other research and development initiatives. Any license, collaboration or other agreements to which we may be party may also be terminated if we are unable to meet the payment obligations under the agreements. We could be required to seek collaborators for our services at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available or relinquish or license on unfavorable terms our rights to our services in markets where we otherwise would seek to pursue development or commercialization ourselves.

Any of the above events could significantly harm our business, prospects, financial condition and results of operations.

Our technology platform, including CAVU's Oncolytic LymphoTherapy (COLT) and T cell receptor, or TCR, IHAV (immune panel), and cryobanking technologies are new approaches to cancer treatment that present significant challenges.

We have concentrated our research and development efforts on adoptive T cell immunotherapy technology, and our future success is highly dependent on the successful development of adoptive cellular immunotherapies in general and COLT and TCR technologies and services in particular. Our approach to cancer treatment aims to expand functional, "reprogrammed" cytotoxic T cells. Because this is a new approach to cancer immunotherapy and cancer treatment generally, developing and commercializing our services subjects us to a number of challenges, including:

•obtaining/maintaining regulatory approval from the USDA and other regulatory authorities that have very limited experience with the commercial development of cellular therapies for canine cancer;
•developing and deploying consistent and reliable processes for expanding a canine patient's T cells ex vivo and infusing the expanded T cells back into the patient;
•conditioning patients with chemotherapy, radiotherapy, bone marrow transplant or surgery in conjunction with delivering our services, which may increase the risk of adverse side effects of our services;
•educating veterinary personnel regarding the potential side effect profile of each of our services, such as the potential adverse side effects related to cytokine release;
•developing processes for the safe administration of these products, including long-term follow-up for all patients who receive our services;
•sourcing clinical and, if approved, commercial supplies for the materials used in our business;
•developing a manufacturing process and distribution network with a cost of goods that allows for an attractive return on investment;
•establishing sales and marketing capabilities after obtaining any regulatory approval to gain market acceptance; and
•developing therapies for types of cancers, autoimmune diseases, and pro-inflammatory disease beyond those addressed by our current services.

We cannot be sure that COLT and TCR, IHAV, or cryobanking technologies will yield satisfactory products that are completely safe and effective, scalable, or profitable.

Public perception of therapy safety issues, including adoption of new therapeutics or novel approaches to treatment, may adversely influence the willingness of pet owners to elect our services, or if approved, of veterinarians to subscribe to the novel treatment mechanics. Veterinarians and third-party payors often are slow to adopt new products, technologies and treatment practices that require additional upfront costs and training. Veterinarians may not be willing to undergo training to adopt this novel and personalized therapy, may decide the therapy is too complex to adopt without appropriate training and may choose not to administer the therapy. Based on these and other factors, veterinarians may decide that the benefits of this new therapy do not or will not outweigh its costs.

Any inability to successfully complete preclinical and clinical development could result in additional costs to us or impair our ability to generate revenue. In addition, if we make manufacturing or formulation changes to our services, we may be required to or we may elect to conduct additional studies to bridge our modified product candidates to earlier versions. Clinical study delays could also shorten any periods during which our services have patent protection and may allow our competitors to bring products services to market before we do, which could impair our ability to successfully commercialize our services and may harm our business and results of operations.

We may fail to obtain regulatory approval for our products and services.

Our services are, and the manufacturing and marketing of our products will be, subject to extensive and rigorous review and regulation by numerous government authorities in the United States and in other countries where we intend to market our services. Before obtaining regulatory approvals for the commercial sale of any of our other services besides COLT, IHAV, Cryobanking, we must demonstrate through lengthy, complex and expensive preclinical testing and clinical trials that our product candidates are both safe and effective for use in each target indication. Most product candidates that begin clinical trials are never approved by regulatory authorities for commercialization. In addition, even if such trials are successfully completed, we cannot guarantee that regulatory authorities will interpret the results as we do, and more trials could be required before we submit our product candidates for approval. To the extent that the results of the trials are not satisfactory for approval, we may be required to expend significant resources, which may not be available to us, to conduct additional trials in support of potential approval of our product candidates.

Data from studies conducted by the third-party research institutions that are our collaboration partners, the Texas A&M University College of Veterinary Medicine, or TAMU, and the University of Houston, or UH, should not be relied upon as evidence that later or larger-scale clinical trials or services will succeed. Some future trials may have different patient populations than current studies and will test our services in different indications, among other differences.

There is also a risk that many of owners of high risk breeds may not understand the benefit in cryopreservation services for dogs predisposed to B-cell Lymphoma. CAVU Biotherapies will need to invest resources in educating primary veterinarians about the benefits of cryobanking healthy samples of candidate dogs' blood so the value proposition of the service is realized.

Our services may cause undesirable side effects or have other properties that could halt their clinical development, prevent their regulatory approval, limit their commercial potential, or result in significant negative consequences.

As with most biological drug products, use of our services could be associated with side effects or adverse events which can vary in severity from minor reactions to death and in frequency from infrequent to prevalent. Undesirable side effects or unacceptable toxicities caused by our product candidates could cause us or regulatory authorities to interrupt, delay, or halt clinical trials. Regulatory authorities could delay or deny approval of our product candidates for any or all targeted indications and negative side effects could result in a more restrictive label for any product that is approved. Side effects or other safety issues associated with the use of our product candidates could also require us or our collaborators to perform additional studies or halt development or sale of these product candidates.

Treatment-related side effects could also result in potential product liability claims. In addition, these side effects may not be appropriately or timely recognized or managed by the treating veterinary staff. Inadequate training in recognizing or managing the potential side effects of our product candidates could result in adverse effects to patients, including death. Any of these occurrences may materially and adversely harm our business, financial condition and prospects.

Additionally, if one or more of our services receives marketing approval, and we or others later identify undesirable side effects caused by such products, including during any long-term follow-up observation period recommended or required for patients who receive treatment using our products, a number of potentially significant negative consequences could result, including withdrawal of regulatory approvals, imposition of regulatory demands, we could be sued and held liable for harm caused to patients, and our reputation may suffer. Any of the foregoing could prevent us from achieving or maintaining market acceptance of the particular service, if approved, and could significantly harm our business, results of operations, and prospects.

Clinical trials are expensive, time-consuming and difficult to design and implement, and our clinical trial costs may be higher than for more conventional therapeutic technologies or services.

Clinical trials are expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. We expect that our products and services will require extensive research and development and will have substantial manufacturing costs. In addition, costs to treat patients with relapsed/refractory cancer and to treat potential side effects that may result from our services can be significant. Accordingly, our clinical trial costs are likely to be significantly higher per patient than those of more conventional therapeutic technologies or drug products. In addition, our proposed personalized product candidates involve several complex and costly manufacturing and processing steps, the costs of which will be borne by us. Depending on the number of patients we ultimately enroll in our trials, and the number of trials we may need to conduct, our overall clinical trial costs may be higher than for more conventional treatments.

Research and development of biopharmaceutical products is inherently risky. We may not be successful in our efforts to use and enhance our technology platform and IHAV and Cryobanking and COLT and TCR technologies to create a pipeline of services and develop commercially successful services or we may expend our limited resources on programs that do not yield a successful service and fail to capitalize on service or diseases that may be more profitable or for which there is a greater likelihood of success. If we fail to develop additional services, our commercial opportunity will be limited.

Even if we are successful in continuing to build our pipeline, obtaining regulatory approvals and commercializing additional services will require substantial additional funding beyond the net proceeds of this offering and are prone to the risks of failure inherent in medical product development. Investment in biopharmaceutical product development involves significant risk that any potential product candidate will fail to demonstrate adequate efficacy or an acceptable safety profile, gain regulatory approval, and become commercially viable. We cannot provide you any assurance that we will be able to successfully advance any of these additional product candidates through the development process. Our research programs may initially show promise in identifying potential product candidates, yet fail to yield services for clinical development or commercialization for many reasons, including the following:

•our platform may not be successful in identifying additional product candidates;
•we may not be able or willing to assemble sufficient resources to acquire or discover additional product candidates;
•our product candidates may not succeed in preclinical or clinical testing;
•a product candidate may on further study be shown to have harmful side effects or other characteristics that indicate it is unlikely to be effective or otherwise does not meet applicable regulatory criteria;
•competitors may develop alternatives that render our product candidates obsolete or less attractive;
•product candidates we develop may nevertheless be covered by third parties' patents or other exclusive rights;
•the market for a product candidate may change during our program so that the continued development of that product candidate is no longer reasonable;
•a product candidate may not be capable of being produced in commercial quantities at an acceptable cost, or at all; and
•a product candidate may not be accepted as safe and effective by patients, the medical community or third-party payors, if applicable.

If any of these events occur, we may be forced to abandon our development efforts for a program or programs, or we may not be able to identify, discover, develop, or commercialize additional services, which would have a material adverse effect on our business and could potentially cause us to cease operations.

Even if we receive regulatory approval to market additional services, whether for the treatment of cancers or other diseases, we cannot assure you that any such services will be successfully commercialized, widely accepted in the marketplace or more effective than other commercially available alternatives. Further, because of our limited financial and managerial resources, we are required to focus our research programs on certain services and on specific diseases. As a result, we may fail to capitalize on viable commercial products or profitable market opportunities, be required to forego or delay pursuit of opportunities with other services or other diseases that may later prove to have greater commercial potential, or relinquish valuable rights to such services through collaboration, licensing or other royalty arrangements in cases in which it would have been advantageous for us to retain sole development and commercialization rights.

If we or any of our third-party manufacturers encounter difficulties in production, particularly with respect to process development or scaling-out of our manufacturing capabilities, our ability to provide supply of our services for clinical trials or our services for patients, if approved, could be delayed or stopped, or we may be unable to maintain a commercially viable cost structure.

Our services are biologics and the process of manufacturing our products is complex, highly-regulated and subject to multiple risks. As a result of the complexities, we expect our manufacturing costs to be generally higher than for others in our industry, and the manufacturing process may be less reliable, more difficult to reproduce and susceptible to product loss and failure. Even minor deviations from normal manufacturing processes could result in reduced production yields, product defects, and other supply disruptions. If contaminations are discovered in our product candidates or in the manufacturing facilities in which our services are made, the manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination.

Although we intend to develop commercially viable processes, doing so is a difficult and uncertain task, and there are risks associated with scaling to the level required for advanced clinical trials or commercialization, including, among others, cost overruns, potential problems with process scale-out, process reproducibility, stability issues, lot consistency, and timely availability of reagents or raw materials. We may ultimately be unable to reduce the cost of goods for our product candidates to levels that will allow for an attractive return on investment if and when those services are commercialized.

We expect that development of our own manufacturing facility will provide us with enhanced control of material supply for both clinical trials and the commercial market, enable the more rapid implementation of process changes, and allow for better long-term margins. However, we have no experience as a company in developing a manufacturing facility and may never be successful in developing our own manufacturing facility or capability. Even if we are successful, our manufacturing capabilities could be affected by cost-overruns, unexpected delays, equipment failures, labor shortages, natural disasters, power failures and numerous other factors that could prevent us from realizing the intended benefits of our manufacturing strategy and have a material adverse effect on our business.

In addition, the manufacturing process for any products that we may develop may be subject to regulatory authority approval processes, and we will need to contract with manufacturers who can meet all applicable regulatory requirements on an ongoing basis. If we are unable to reliably produce products to specifications acceptable to the applicable regulatory authorities, we may not obtain or maintain the approvals we need to commercialize such products. Even if we obtain regulatory approval for any of our services, there is no assurance that either we will be able to manufacture the approved product to specifications acceptable to the regulatory authorities, to produce it in sufficient quantities to meet the requirements for the potential launch of the service, or to meet potential future demand. Any of these challenges could delay completion of clinical trials, increase costs, delay approval of our other services, impair commercialization efforts, increase our cost of goods, and have an adverse effect on our business, financial condition, results of operations and growth prospects.

We expect to rely on third parties to manufacture our clinical product supplies, and we intend to rely on third parties for at least a portion of the manufacturing process of our product candidates, if approved. Our business could be harmed if those third parties fail to provide us with sufficient quantities of product or fail to do so at acceptable quality levels or prices.

We have limited experience in managing the T cell engineering process, and our process may be more difficult or expensive than the approaches currently in use. We intend to make changes as we work to optimize the manufacturing process, but we cannot be sure that even minor changes in the process will not result in significantly different T cells that may not be as safe and effective as other T cell therapy.

Although we have developed our own manufacturing facility, we also intend to use third parties as part of our manufacturing process and may, in any event, never be successful in our own manufacturing facility. Our anticipated reliance on a limited number of third-party manufacturers exposes us to the following risks:

•we may be unable to identify manufacturers on acceptable terms or at all because the number of potential qualified manufacturers is limited. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of our COLT;
•our third-party manufacturers might be unable to timely produce the quantity and quality of supplies required to meet our clinical and commercial needs, if any;
•manufacturers may be subject to government regulations and compliance requirements and standards. We do not have control over third-party manufacturers' compliance with these regulations and standards;
•we may not own, or may have to share, the intellectual property rights to any improvements made by our third-party manufacturers in the manufacturing process for our products;
•our third-party manufacturers could breach or terminate their agreement with us;
•raw materials and components used in the manufacturing process, particularly those for which we have no other source or supplier, may not be available or may not be suitable or acceptable for use due to material or component defects; and
•our critical reagent suppliers may be subject to inclement weather, as well as natural or man-made disasters.

Each of these risks could delay or prevent the completion of services, result in higher costs or adversely impact commercialization of our services. In addition, we may rely on third parties to perform certain specification tests on our services prior to delivery to patients. If these tests are not appropriately done and test data are not reliable, patients could be put at risk of serious harm and regulatory authorities could place significant restrictions on our company until deficiencies are remedied.

The manufacture of biological drug products is complex and requires significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls. Manufacturers of biologic products often encounter difficulties in production, particularly in scaling up or out, validating the production process, and assuring high reliability of the manufacturing process (including the absence of contamination). These problems include logistics and shipping, difficulties with production costs and yields, quality control, including stability of the product, product testing, operator error, availability of qualified personnel, as well as compliance with strictly enforced federal, state and foreign regulations. Furthermore, if contaminants are discovered in our supply of our services or in the manufacturing facilities, these manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination. We cannot assure you that any stability failures or other issues relating to the manufacture of our services will not occur in the future. Additionally, our manufacturers may experience manufacturing difficulties due to resource constraints or as a result of labor disputes or unstable political environments. If our manufacturers were to encounter any of these difficulties, or otherwise fail to comply with their contractual obligations, our ability to provide our product candidate to patients in clinical trials would be jeopardized. Any delay or interruption in the supply of supplies could delay the completion of services, increase the costs associated with maintaining programs and, depending upon the period of delay, require us to begin new clinical trials at additional expense or terminate services completely.

Cell-based therapies rely on the availability of specialized equipment and materials, which may not be available to us on acceptable terms or at all.

Manufacturing our product candidates will require specialty materials and equipment, some of which are manufactured or supplied by small companies with limited resources and experience to support commercial biologics production. We may be forced to depend on a limited number of vendors for certain materials and equipment used in the manufacture of products used in our business. Some of these suppliers may not have the capacity to support commercial products manufactured biopharmaceutical firms or may otherwise be ill-equipped to support our needs. We also do not have supply contracts with these suppliers and may not be able to obtain supply contracts with them on acceptable terms or at all. Accordingly, we may experience delays in receiving key materials and equipment to support clinical or commercial manufacturing.

For some of these materials and equipment, we may be forced to rely on sole source vendors or a limited number of vendors. An inability to continue to source product from any of these suppliers, which could be due to regulatory actions or requirements affecting the supplier, adverse financial or other strategic developments experienced by a supplier, labor disputes or shortages, unexpected demands, or quality issues, could adversely affect our ability to satisfy demand for our product candidates, which could adversely and materially affect our product sales and operating results or our ability to conduct our business, either of which could significantly harm our business.

As we continue to develop and scale our manufacturing process, we expect that we will need to obtain rights to and supplies of certain materials and equipment to be used as part of that process. We may not be able to obtain rights to such materials on commercially reasonable terms, or at all, and if we are unable to alter our process in a commercially viable manner to avoid the use of such materials or find a suitable substitute, it would have a material adverse effect on our business.

Our services may cause undesirable side effects or have other properties that could halt their clinical development, prevent their regulatory approval, limit their commercial potential, or result in significant negative consequences.

As with most biological drug products, use of services could be associated with side effects or adverse events which can vary in severity from minor reactions to death and in frequency from infrequent to prevalent. Undesirable side effects or unacceptable toxicities caused by our services could cause us or regulatory authorities to interrupt, delay, or halt services. Regulatory authorities could delay or deny approval of our services for any or all targeted indications and negative side effects could result in a more restrictive label for any product that is approved. Side effects such as toxicity or other safety issues associated with the use of our services could also require us or our collaborators to perform additional studies or halt development or sale of these services.

Additionally, if one or more of our services receives marketing approval, and we or others later identify undesirable side effects caused by such products, including during any long-term follow-up observation period recommended or required for patients who receive treatment using our services, a number of potentially significant negative consequences could result, including withdrawal of regulatory approvals, imposition of regulatory demands, we could be sued and held liable for harm caused to patients, and our reputation may suffer. Any of the foregoing could prevent us from achieving or maintaining market acceptance of the particular service, if approved, and could significantly harm our business, results of operations, and prospects.

A variety of risks associated with operating our business internationally could materially adversely affect our business.

We plan to seek regulatory approval of our product candidates outside of the United States and, accordingly, we expect that we, and any potential collaborators in those jurisdictions, will be subject to additional risks related to operating in foreign countries, including:

•differing regulatory requirements in foreign countries;
•unexpected changes in tariffs, trade barriers, price and exchange controls, and other regulatory requirements;
•economic weakness, including inflation, or political instability in particular foreign economies and markets;
•compliance with tax, employment, immigration, and labor laws for employees living or traveling abroad;
•foreign taxes, including withholding of payroll taxes;
•foreign currency fluctuations, which could result in increased operating expenses and reduced revenue, and other obligations incident to doing business in another country;
•difficulties staffing and managing foreign operations;
•workforce uncertainty in countries where labor unrest is more common than in the United States;
•potential liability under the Foreign Corrupt Practices Act of 1977 or comparable foreign laws;
•challenges enforcing our contractual and intellectual property rights, especially in those foreign countries that do not respect and protect intellectual property rights to the same extent as the United States;
•production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and
•business interruptions resulting from geo-political actions, including war and terrorism.

These and other risks associated with our planned international operations may materially adversely affect our ability to attain or maintain profitable operations.

We face significant competition from other biotechnology, veterinary and pharmaceutical companies, and our operating results will suffer if we fail to compete effectively.

The biopharmaceutical industry, the veterinary industry, and the rapidly evolving market for developing T cells therapies in particular, is characterized by intense competition and rapid innovation. Our competitors may be able to develop other compounds or drugs that are able to achieve similar or better results. Our potential competitors include major multinational pharmaceutical companies, established biotechnology companies, specialty pharmaceutical companies, universities, and other research institutions. Many of our competitors have substantially greater financial, technical and other resources, such as larger research and development staff and experienced marketing and manufacturing organizations as well as established sales forces. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated in our competitors. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Our competitors, either alone or with collaborative partners, may succeed in developing, acquiring or licensing on an exclusive basis drug or biologic products/services that are more effective, safer, more easily commercialized, or less costly than our services or may develop proprietary technologies or secure patent protection that we may need for the development of our technologies, services and products.

Specifically, adoptive cellular therapy faces significant competition from multiple companies and their collaborators, such as Novartis/University of Pennsylvania, Bluebird bio/Celgene/Baylor College of Medicine, Kite Pharma/National Cancer Institute, Cellectis/Pfizer, Adaptimmune/GSK, Colorado State University, Louisiana State University, Kansas State University, UCLA-Davis Veterinary School, Aurelius/FHRC, and Intrexon/Ziopharm. We face competition from non-cell based treatments offered by other companies such as Vet DC, Zoetis, ImmuneFx, TVAX, Novartis, Elanco, Aratana, Amgen, AstraZeneca, Bristol-Myers, Incyte, Merck, and Roche. Even if we obtain regulatory approval of our services, we may not be the first to market and that may affect the price or demand for our services. Additionally, the availability and price of our competitors' services could limit the demand and the price we are able to charge for our services. We may not be able to implement our business plan if the acceptance of our services is inhibited by price competition or the reluctance of veterinarians to switch from existing methods of treatment to our services, or if veterinarians switch to other new drug or biologic products or choose to reserve our service for use in limited circumstances.

We are highly dependent on our key personnel, and if we are not successful in attracting, motivating and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our ability to compete in the highly competitive biotechnology, veterinary and pharmaceutical industries depends upon our ability to attract, motivate and retain highly qualified managerial, scientific and veterinary personnel. We currently have one full-time employee and executive officer and will need to recruit additional personnel to implement our business plan and conduct our business. Our inability to recruit, or the loss of the services of, executive officers, other key employees, and other scientific and medical advisors, and our inability to find suitable replacements, could result in delays in product development and harm our business.

We conduct our operations at our facility in Houston, Texas in a region that is headquarters to other start-up biopharmaceutical companies, veterinary health companies, and many academic and research institutions. Competition for skilled personnel is intense and the turnover rate can be high, which may limit our ability to hire and retain highly qualified personnel on acceptable terms or at all. We expect that we will need to recruit talent from outside of our region, and doing so may be costly and difficult.

To induce valuable employees to remain at our company, in addition to salary and cash incentives, we may provide equity incentive grants that vest over time. The value to employees of these grants that vest over time may be significantly affected by circumstances that are beyond our control, and may at any time be insufficient to counteract more lucrative offers from other companies. Although we may enter into employment agreements with certain employees as we hire additional people from time to time, these employees would be able to leave our employment at any time, with or without notice.

We will need to grow the size and capabilities of our organization, and we may experience difficulties in managing this growth.

As our development and commercialization plans and strategies develop, we must add a significant number of additional managerial, operational, sales, marketing, financial, and other personnel. Future growth will impose significant added responsibilities on members of management, including:

•identifying, recruiting, integrating, maintaining, and motivating additional employees;
•managing our internal development efforts effectively, including the clinical, USDA, FDA review process for our services, while complying with our contractual obligations to contractors and other third parties; and
•improving our operational, financial and management controls, reporting systems, and procedures.

Our future financial performance and our ability to commercialize our services will depend, in part, on our ability to effectively manage any future growth. Our management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities, which may adversely impact our ability to effectively manage our business and growth.

We currently rely, and for the foreseeable future will continue to rely, in substantial part on certain independent organizations, advisors and consultants to provide certain services. There can be no assurance that the services of these independent organizations, advisors and consultants will continue to be available to us on a timely basis when needed, or that we can find qualified replacements. In addition, if we are unable to effectively manage our outsourced activities or if the quality or accuracy of the services provided by consultants is compromised for any reason, our the development and commercialization of our products and services may be extended, delayed, or terminated, and we may not be able to obtain regulatory approval of our services or otherwise advance our business. There can be no assurance that we will be able to manage our existing consultants or find other competent outside contractors and consultants on acceptable terms, if at all.

If we are not able to effectively expand our organization by hiring new employees and expanding our groups of consultants and contractors, we may not be able to successfully perform the tasks necessary to further develop and commercialize our services and, accordingly, may not achieve our research, development, and commercialization goals.

We may be subject to claims challenging the validity of and our rights in our intellectual property.

We have filed provision patents for certain of our intellectual property and also rely on confidentiality agreements and trade secret protection. Although we are not currently experiencing any claims challenging our rights in our intellectual property, we may in the future be subject to claims that former employees, collaborators or other third parties have an interest in our patents or other intellectual property as an inventor, co-inventor or otherwise. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our product candidates. Former employers and sponsors of our research may attempt to assert ownership in our intellectual property. We have learned that persons and organizations associated with a former prospective business associate have made public statements that they may be engaging or planning to engage in business with products or services based on our intellectual property, and we are currently reviewing this matter and evaluating potential actions. Litigation may be necessary to defend against these and other claims regarding our intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business, financial condition and results of operations. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to the Securities and this Offering

There is no guarantee of a return on investment in the SAFEs (Simple Agreement for Future Equity).

There can be no assurance that an investor in the SAFEs will realize a return on its investment or that it will not lose all or a portion of its investment. Each investor should read the Form C and all exhibits carefully and should consult with its own advisors prior to making any investment decision.

The holders of the SAFEs may not have control over when the SAFEs are converted into preferred stock.

The SAFEs will be converted into shares of our preferred stock upon certain circumstances, with no action on the part of the holder. As a result, the SAFEs may be converted at times or under circumstances that are out of the control of the holders. In certain circumstances, such as the sale of the company, an initial public offering or dissolution or bankruptcy, holders may only have a right to receive cash to the extent available, rather than preferred stock or other securities. In addition, if the SAFEs are so converted, the holders will lose any rights and preferences of the SAFEs that are not included in the terms of our preferred stock.

We are under no obligation to convert the SAFEs into preferred stock. We may never receive a future equity financing or experience a liquidity event, in which case, the holders could be left holding the SAFEs indefinitely. Unlike convertible notes and other securities convertible into or exchangeable for preferred stock, the SAFEs do not have any “default” provisions permitting the holders to demand repayment. We have the discretion as to whether or not to enter into a transaction that causes the conversion of the SAFEs into preferred stock, and the holders have no right to demand such a conversion. Only in limited circumstances, such as a liquidity or dissolution event, may the holders demand payment and even then, such payment will be limited to the cash available to us to make such payments.

We may not have funds available to pay all of the funds payable to the investors in the SAFEs.

The SAFEs provide that we are obligated to make cash payments to the holders of SAFEs in certain circumstances, such as circumstances related to liquidation events, dissolution events and equity financings within three months of a repurchase of a SAFE for price per share greater than the repurchase price. We may not have sufficient funds to pay to the holders of SAFEs all or a portion of the funds to which they may be entitled. There may be other claimants with superior or preferential rights to the holders of SAFEs. If inadequate funds are available to make complete payments owed to the holders of the SAFEs, we may pay the available funds to the holders on a pro rata basis in proportion to the amounts invested in the SAFEs.

There currently exists no market for our securities, and your ability to transfer the securities purchased in this offering will be limited.

The SAFEs and the shares of preferred stock issuable upon conversion of the SAFEs are being offered and sold in reliance upon an exemption from the registration requirements of the Securities Act and exemptions from the registration provisions of applicable state securities laws. Accordingly, transferability of the SAFEs and the shares of preferred stock issuable upon conversion of the SAFEs is restricted under the Securities Act and by provisions of applicable state securities laws. The securities may not be sold or transferred by an investor in the absence of an effective registration statement under the Securities Act and applicable state securities laws or an opinion of counsel acceptable to us that registration is not required. We are not under any obligation to register the securities and do not intend to register any securities in the foreseeable future, if at all.

There is currently no trading market for our securities and it is not anticipated that a trading market will develop as a result of this offering. Accordingly, even in the absence of the foregoing restrictions on transfer, it is unlikely that an investor will be able to readily dispose of the securities or readily pledge the securities as collateral for a loan. Consequently, these securities are suitable only for long-term investment by persons with no need for liquidity and who can absorb the loss of the investor’s entire investment.

We do not anticipate paying any dividends on our capital stock in the foreseeable future. As a result, you will need to sell your securities to receive any income or realize a return on your investment.

We do not anticipate paying any dividends on our capital stock in the foreseeable future. Any declaration and payment of future dividends to holders of our capital stock may be limited by the provisions of the Delaware General Corporation Law and may be further limited by the terms of any credit agreement or other contractual arrangement we enter into in the future. The future payment of dividends will be at the sole discretion of the Board of Directors and will depend on many factors, including our earnings, capital requirements, financial condition and other considerations that the Board of Directors deems relevant. As a result, to receive any income or realize a return on your investment, you will need to sell your securities. You may not be able to sell your securities at or above the price you paid for them.

Holders of SAFEs will not be entitled to any rights with respect to our capital stock, but will be subject to all changes made with respect to them.

Holders of SAFEs will not be entitled to any rights with respect to our equity securities (including, without limitation, voting rights and rights to receive any dividends or other distributions on our equity securities), but holders of SAFEs will be subject to all changes affecting our capital stock. For example, if an amendment is proposed to our organizational documents requiring stockholder approval and the record date for determining the stockholders entitled to vote on the amendment occurs prior to a holder becoming the record holder of any shares of our equity securities, the holder will not be entitled to vote on the amendment although the holder will nevertheless be subject to any changes affecting our equity securities.

The SAFEs are not protected by restrictive covenants.

The SAFEs do not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us. The SAFEs do not contain any covenants or other provisions to afford protection to holders of the SAFEs in the event of a fundamental change involving us.

Future issuances of additional shares of capital stock could cause dilution of ownership interests.

We expect, in the future, to issue additional shares of capital stock, resulting in the dilution of the ownership interests of our stockholders and holders of SAFEs convertible into shares of our preferred stock. Future sales of substantial amounts of our capital stock could have a dilutive effect on the ownership interests of the holders of the SAFEs. Security holders will not have preemptive rights. If we conduct subsequent offerings of our capital stock or securities convertible into shares of our capital stock, issue shares pursuant to a compensation or distribution reinvestment plan or otherwise issues additional shares of capital stock, investors who purchase SAFEs in this offering who do not participate in those other stock issuances will experience dilution in their percentage ownership of the outstanding shares of our capital stock. Furthermore, stockholders may experience a dilution in the value of their shares depending on the terms and pricing of any future share issuances and the value of our assets at the time of issuance.

We have substantial discretion in the use of proceeds of this offering.

We expect to use the net proceeds for general corporate purposes, as described in this Form C. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of SAFEs offered in this offering is sold. Accordingly, management will have significant flexibility in applying the net proceeds of this offering. The failure of management to apply such funds effectively could have a material adverse effect on our business, prospects, financial condition and results of operations.

Members of our management own a controlling interest in our common stock.

Dr. Colleen M. O'Connor currently owns 100% of the issued and outstanding shares of our common stock. As a result, Dr. O'Connor will have all management power, control and authority over our affairs, other than as required by law. As a result, Dr. O'Connor has control on matters requiring approval by our stockholders, including the election of directors, and has the ability to prevent or cause a corporate transaction, even if other security holders oppose such action. This concentration of voting power could also have the effect of delaying, deterring, or preventing a change of control or other business combination, which could adversely impact the value of our capital stock.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$68,000**
Use of Proceeds:	Purchase equipment, supplies and implement cryopreservation services by summer 2017
If we raise:	**$150,000**
Use of Proceeds:	Purchase equipment, tech salary and implement IHAV

If we raise: **$400,000**

Use of Proceeds: Molecular biology sequencing of tumor targets; scale-up equipment for the IHAV and Cryobanking; Implementation of software for tracking samples, patients, etc in order for CAVU to go green

---

If we raise: **$650,000**

Use of Proceeds: Purchase equipment, consumables, molecular biology outsourcing, tech salary and set-up of COLT to generate revenue; Supports innovative trial with Texas A&M Veterinary School and Small Animal Clinic

---

If we raise: **$1,000,000**

Use of Proceeds: Production of protoype for Scale-up technology to provide service to 25,000 dogs with COLT and salary for validation

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, as advised by Wefunder, including how the Company will complete an Investor's transaction and deliver securities to the investor. Unless otherwise noted below, the actions described below relating to the communications from the Company or regarding an investment, administrative actions relating to the processing and recording of an investment and all transfers of funds to the Company will be performed by the Wefunder platform.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, Wefunder will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Company reserves the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The SAFEs are not indebtedness of the Company. They represent rights to receive equity securities of the Company under certain circumstances. The SAFEs have a valuation cap of $15,000,000. The valuation cap is not an estimate or representation of the value of the Company. It provides the Investors the ability to convert at a discounted price relative to later investors if the Company's valuation in the later financing exceeds the valuation cap. The SAFEs become convertible if the Company issues and sells shares of its preferred stock for capital raising purposes at a fixed pre-money valuation, which is referred to as an "equity financing."

If there is an equity financing before the expiration or termination of the SAFE and the Investor is not an accredited investor who purchased at least $25,000 the SAFEs in this offering, referred to as a "major investor," the SAFEs will become convertible into shares of preferred stock at the earlier of the Company's election or a liquidity event. If the Investor is a major investor, the SAFEs will be automatically converted into shares of preferred stock upon an equity financing.

If the Company's valuation in the equity financing is less than the valuation cap, the SAFEs will be converted into a number of shares of preferred stock equal to the Investor's purchase price of his or her SAFEs divided by the price per share of the preferred stock in the equity financing. The shares issued upon conversion of the SAFEs will have the same rights as the shares issued to the new investors except that the shares issued upon conversion of the SAFEs will not have voting rights, other than as required by law.

However, if the Company's valuation in the equity financing is greater than the valuation cap, the SAFEs will be converted into a number of shares of preferred stock equal to the Investor's purchase price of his or her SAFEs divided by a price per share equal to the valuation cap divided the Company's capitalization immediately before the equity financing, as determined under the SAFE agreement and referred to as the "SAFE Price." The shares issued upon conversion of the SAFEs will have the same rights as the shares issued to the new investors except that the shares issued upon conversion of the SAFEs will have no voting rights, other than required by law; a per share liquidation preference and conversion price for purposes of price-based anti-dilution protection equal to the SAFE Price; and dividend rights based on the SAFE Price.

For the purposes of the SAFEs, a "liquidity event" means an initial public offering of the Company's common stock or a change of control of the Company whereby a person or group becomes the beneficial owner of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Company's board of directors; any reorganization, merger or consolidation of the Company, other than transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transactions retain, immediately after such transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity; or a sale, lease or other disposition of all or substantially all of the assets of the Company.

If there is a liquidity event before the expiration or termination of the SAFEs and before an equity financing, the Investor will, at its option, either receive a cash payment equal to the Investor's purchase price of his or her SAFEs, if sufficient funds are available, or a number of shares of the Company's common stock equal to the Investor's purchase price of his or her SAFEs divided by a price per share equal to the valuation cap divided the Company's capitalization immediately before the liquidity event, as determined under the SAFE agreement and referred to as the "Liquidity Price."

If there is a liquidity event before the expiration or termination of the SAFEs but on or after an equity financing, the Investor who is not a major investor will automatically receive from the Company the number of shares of capital stock issuable in connection with an equity financing into which the SAFE became convertible.

If there is a voluntary termination of operations, general assignment for the benefit of the Company's creditors or any other liquidation, dissolution or winding up of the Company other than a liquidity event before the SAFEs expire or terminate and before an equity financing, the Company will pay first, any amounts due and payable to holders of preferred stock issued before the SAFEs. Second, to the extent funds are available, the Company will pay to the Investors an amount equal to the purchase price of his or her the SAFEs prior and in preference to any distribution of any of the assets of the Company to holders of outstanding common stock.

If there is a dissolution event before the SAFEs expire or terminate but on or after an equity financing, the Company will pay to the Investor who is not a major investor the amount of cash, securities or other property the Investor would be entitled to receive if his or her SAFE had been converted into shares of preferred stock immediately prior to, or concurrent with, the consummation of the dissolution event.

The Company may repurchase the SAFEs from the Investors who are not major investors prior to a change of control or dissolution event for the greater of the purchase price of the SAFEs and the fair market value of SAFEs, as determined by an independent appraiser of securities chosen by the Company.

However, if an equity financing occurs within three months after the repurchase and the repurchase price is less than value of the shares of preferred stock into which the SAFEs would have become convertible, the Company shall pay to the Investor an amount equal to the difference between the equity financial value and the repurchase value.

The SAFEs will expire and terminate upon the earliest of the issuance of stock to the Investors upon conversion pursuant to an equity financing or liquidity event; the payment, or setting aside for payment, of amounts due the Investor pursuant to a liquidity event; and the end of the three month period following payment to the Investor upon a repurchase.

If the Investor is not a major investor, the SAFEs provide that such Investors appoint a purchaser of a SAFE designated by the Company who agrees to act as such, as the "Designated Lead Investor" and as the Investor's true and lawful proxy and attorney to give and receive notices and communications; execute any instrument or document that the Designated Lead Investor determines is necessary or appropriate in the exercise of its authority under the SAFEs; and take all actions necessary or appropriate in the judgment of the Designated Lead Investor for the accomplishment of the foregoing.

If the Investor is not a major investor, the SAFEs provide that such Investors, on and after the date of the equity financing, appoint the then-current Chief Executive Officer of the Company as the Investor's true and lawful proxy and attorney to vote all shares of the Company's capital stock issued pursuant to the SAFEs, to the extent entitled to vote under law and after taking into account the nonvoting nature of the shares of preferred stock, as the holders of a majority of the shares of preferred stock issued in the equity financing vote, give and receive notices and communications; execute any instrument or document that the CEO determines is necessary or appropriate in the exercise of its authority under the SAFEs; and take all actions necessary or appropriate in the judgment of the CEO for the accomplishment of the foregoing.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No voting rights.
☐ No

16. How may the terms of the securities being offered be modified?

The SAFEs held by Investors who are not major investors may be amended before an equity financing upon the written consent of the Company and either the holders of a majority of the purchase amounts payable to those Investors or the Designated Lead Investor. The SAFEs held by major investors may be amended before an equity financing upon the written consent of the Company and the holders of a majority of the purchase amounts payable to the major investors. However, the valuation cap may be amended only upon the written consent of the Company and the holders of a majority of the purchase amounts payable to the holders of SAFEs. On or after an equity financing, any provision of the SAFEs other than the valuation cap may be amended only upon the written consent of the Company and either the holders of a majority of the purchase amounts payable to the holders of SAFEs who are not major investors or the CEO, in his or her capacity as the Investors' true and lawful proxy and attorney. The valuation cap cannot be amended after an equity financing.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):			Choose	No
Common Stock	1000000	600000	Yes	No
Other				
Convertible Notes	$1,500,000	$75,000	No	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	15385 shares
Options:	
Other Rights:	

Describe any other rights:

The convertible notes listed above are convertible into shares of the Company's equity securities under certain circumstances as described under Question 24 below.

The following is a summary of the rights of the Company's capital stock. The Company's authorized capital stock consists of 1,500,000 shares, with a par value of $0.00001 per share, of which 1,000,000 shares are designated as common stock and 500,000 shares are designated as preferred stock.

Common Stock

As of the date of this Form C, 600,000 shares of common stock are outstanding. Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative voting rights. Subject to preferences to which holders of preferred stock may be entitled, holders of common stock are entitled to receive ratably those dividends, if any, that may be declared from time to time by the Company's board of directors out of funds legally available for the payment of dividends. In the event of a liquidation, dissolution or winding up of the Company, holders of common stock would be entitled to share in the Company's assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that the Company may designate in the future.

Preferred Stock

As of the date of this Form C, no shares of preferred stock are outstanding. Pursuant to the Company's certificate of incorporation, the Company's board of directors will have the authority, without further action by its stockholders, to issue from time to time up to 500,000 shares of preferred stock in one or more series. The Company's board of directors may fix the designations and the powers, preferences and relative, participating, optional, or other special rights of the shares of each class or series of preferred stock, and the qualifications, limitations or restrictions of each class or series of preferred stock, including the number of shares constituting any class or series or the designation of any class or series, voting rights, dividend rights, redemption rights, liquidation preference, sinking fund terms and conversion rights. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying, deterring or preventing a change in control. The issuance of preferred stock or even the ability to issue preferred stock could also have the effect of delaying, deterring or preventing a change in control.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Holders of SAFEs will not be entitled to any rights with respect to the Company's equity securities (including, without limitation, voting rights and rights to receive any dividends or other distributions on the Company's equity securities), but holders of SAFEs will be subject to all changes affecting the Company's common stock. For example, if an amendment is proposed to the Company's organizational documents requiring stockholder
approval and the record date for determining the stockholders entitled to vote on the amendment occurs prior to a holder becoming the record holder of any shares of the Company's equity securities, the holder will not been titled to vote on the amendment although the holder will nevertheless be subject to any changes affecting the Company's equity securities.

In addition, the holders of SAFEs will be subject to the terms of the class of preferred stock issued in an equity financing which causes the convertibility or conversion of the SAFEs.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

Dr. Colleen M. O'Connor currently owns 100% of the issued and outstanding shares of our common stock. As a result, Dr. O'Connor will have all management power, control and authority over our affairs, other than as required by law. As a result, Dr. O'Connor has control on matters requiring approval by our stockholders, including the election of directors, and has the ability to prevent or cause a corporate transaction, even if other securityholders oppose such action. This concentration of voting power could also have the effect of delaying, deterring, or preventing a change of control or other business combination, which could adversely impact the value of our common stock.

For example, Dr. O'Connor may change the terms of the certificate of incorporation or bylaws of the Company, change the terms of securities issued by the holders of securities. Dr. O'Connor may mare changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to others. Dr. O'Connor may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under the Company's equity compensation plans, an Investor's interest in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed, above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

Holders of SAFEs will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock). Upon conversion, the holders of shares of equity securities issued upon conversion of the SAFEs will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a holder of a SAFE and as a minority owner of the Company following any conversion of the SAFE, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

In February 2017, the Company commenced an offering for up to $1.5 million of convertible promissory notes. The notes bear interest at a rate of 5% per annum. If, prior to the maturity date, the Company consummates an equity financing pursuant to which it sells shares of its preferred stock with an aggregate sales price of not less than $1,000,000, excluding any and all indebtedness under the notes that is converted into preferred stock, and with the principal purpose of raising capital (a "Qualified Financing") from investors other than the members of the Company's board of directors on the date hereof, then all principal, together with all accrued but unpaid interest under the notes, will automatically convert into shares of the preferred stock at 90% of the price per share paid by the other purchasers of preferred stock in the Qualified Financing.

If, prior to the maturity date, the Company consummates a preferred stock financing that does not constitute a Qualified Financing, the notes will be convertible at the option of the holder into the preferred stock issued in the financing and common stock at a conversion price equal to 95% of the price per share paid by the other purchasers of preferred stock in the financing. The total combined number of shares of preferred stock and common stock to be issued upon conversion in connection with a preferred stock financing that does not constitute a Qualified Financing will equal (x) all principal, together with all accrued and unpaid interest under the note, divided by (y) the applicable conversion price. Of those shares, the number of preferred shares will equal (x) all principal, together with all accrued and unpaid interest under the note, divided by (y) the price per share paid by the other investors purchasing the preferred stock in the financing. Any remaining shares will be common stock. Upon a change of control, the notes will be convertible into common stock at a conversion price equal to the price per share of common stock as if such change of control were a voluntary conversion.

If the Company does not consummate a Qualified Financing on or prior to the 24 month anniversary date of the date of issuance of the notes, the notes will be convertible into common stock at a conversion price equal to the price obtained by dividing $15,000,000 by the Company's fully diluted capitalization on the maturity date. As of the date of this Form C, $75,000 in aggregate principal amount of notes were outstanding.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
4/2017	Regulation D, Rule 506(b)	Convertible Note	$75,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Since inception, substantially all of the Company's expenses have been funded by Colleen M. O'Connor, the Company's President and sole director.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview:
CAVU Biotherapies is a translational onco-biotech company with extensive leadership experience focused on providing proactive, immune-based services to treat cancer and autoimmune diseases. CAVU Biotherapies develops and provides oncolytic lymphotherapies (COLT™) against solid and hematological tumors for pet dogs. We intend to leverage our proprietary cellular expansion techniques and novel automation in development with collaboration from Jacobs Engineering to give us a logistical advantage to implement the scalability of COLT™ with a goal of being able to treat 25,000 pet dogs per year by. CAVU Biotherapies believes this production capacity differentiates COLT™ from other T-cell therapies, which are limited due to constraints on production. CAVU Biotherapies believes COLT™ to be translational, or effective for multiple species. Our initial entry into the veterinary market is intended to serve as a revenue-generating commercial launch pad for therapeutic translation into the human and equine market. The process is simple. Veterinary providers with a CAVU Biotherapies service contract will send a blood sample from a dog diagnosed with B-cell Lymphoma to our facility in Houston, Texas. CAVU Biotherapies will create two to three infusions of COLT™ processed white blood cells, which are sent back to the veterinary provider. The veterinary provider will then treat the pet dog at his/her clinic. Overnight hospitalization is not required for the treatment. This personalized, non-genetically modified cellular therapy already has federal and
state approval for nationwide commercialization of services for dogs. T-cell therapy has demonstrated safety and clinical effectiveness for the treatment of end Stage IV B-cell lymphoma, which is the most common form of cancer prevalent in dogs, with minimal adverse effects. Results have demonstrated up to 5-year progression-free survival compared to standard-of-care chemotherapy where less than 20% of dogs survive two years after diagnosis. We also intend to develop additional cellular therapy services for horses and canine/equine autoimmune and pro-inflammatory diseases. We also believe that the data we collect from the treatment of dogs will support an Investigational New Drug (IND) application to the Food and Drug Administration (FDA) for human trials of
our therapies.

Company History:
CAVU Biotherapies was organized in July 2015. Since then, we have achieved the following milestones:
- July 2015 - Formation of the company and provisional patents filed
- October 2015 - Acceptance into the Houston Technology Center acceleration program
- November 2015-2016 - Federal and state approval granted for commercialization
- July 2016 - Non-provisional patents filed
- July 2016 - Winner of National I4E Comcast Competition
- September 2016 - Trademarks filed
- October 2016 - Approval by pet health insurance companies including: Trupanion, Vet Insurance, Pet Partners, AKC Pet Healthcare Plan, Pet Healthcare Plan, Nationwide Pet Insurance, Health Paws Pet Insurance, Petplan
- November 2016 - Letter of support from veterinarians and owners
- December 2016 - Nonbinding letters of Intent, which we refer to as our LOIs, received from veterinarian oncologists
- January 2017 - American Kennel Club - Canine Health Foundation (AKCCHF) trials approved with Texas A&M University College of Veterinary Medicine
- January 2017 - Corporate full coverage insurance procured
- April 2017 – Moved into lab space at University of Houston

Given the company's early inception, we have a limited operating history where we have not generated any commercial revenue from operations. As we continue to execute our business plan, CAVU Biotherapies anticipate generating revenue with the following product offerings.

Product Offerings

COLT™

CAVU Biotherapies intends to launch COLT™ services in Q3 of 2017, which we expect to represent our primary service offering in terms of revenue. We plan to gradually scale our process with targets to treat 100, 1,000, 5,000, 12,000, and eventually 25,000 dogs each year. We have obtained LOIs from several national corporate and private veterinary clinics, including Texas A&M College of Veterinary Medicine and VCA Hospitals, among others, to validate the market for at least 750 COLT™ services per year. Based on market surveys of veterinarian oncologists, the number of new B-cell Lymphoma cases diagnosed by a veterinarian oncologist ranges from 5 to 35 cases per week. If we assume a 10% conversion rate of the median of these owners electing for COLT™, there will be an average of 2 new COLT™ cases per week, where we expect to reach our financial break-even point, although no assurance can be given that we will meet our financial goals on a timely basis, if at all. Upon adoption of COLT™, CAVU Biotherapies anticipates that the number of dogs diagnosed with B-cell lymphoma requiring rescue therapy after relapse will decrease and further validate the clinical effectiveness of COLT™. Currently, response rate for rescue therapies vary from 30%-50%, with limited progression free survival based on treatment, stage, dog, and cancer type. CAVU Biotherapies also expects COLT™ to become a more cost-effective viable replacement to bone marrow transplantation, which can cost $16-$25,000 with less than a 50% cure rate and a number of adverse side effects. As CAVU Biotherapies will be selling COLT™ directly to veterinary providers, it is anticipated that they will add their own markup to COLT™

IHAV

CAVU Biotherapies intends to offer a descriptive service called the immune health and vitals panel (IHAV™). The IHAV is a simple blood test that gives an in depth description of the immune system status. CAVU Biotherapies protocols mandate that two IHAV™ tests be administered in conjunction with COLT™ service. IHAV™ will also be marketed to general practitioners for yearly physicals.

CRYOPRESERVATION

CAVU Biotherapies anticipates cryopreservation services to constitute our first commercially available services following the completion of our laboratory. CAVU Biotherapies believes this can be particularly beneficial for high-risk breeds with a high predisposition to B-cell lymphoma, such as Golden Retrievers. By using the dog's healthy blood sample, COLT may be manufactured more quickly than a blood sample from a dog with active disease and treatment schedule. However, it will vary on a case by case basis as no two cases are the same. CAVU Biotherapies plans to work with veterinarians and breeders directly to promote the clinical utility of cryopreservation services in relation to COLT™.

LICENSING

CAVU Biotherapies also expects to earn licensing fees for its products and services. Our platform technology also comprises of a patent-pending en vivo T-cell receptor and chimeric antigen receptor sequence identification process. CAVU Biotherapies can generate sequences that can be licensed to pharmaceutical and immunotherapy companies for development of genetically modified cellular therapies or monoclonal antibodies for humans.

INFUSION AND COLLECTION KITS

The remaining revenue is attributable to the sale of collection and infusion kits to veterinary providers. This cost along with the cost of shipping samples will be outlined in our service contract with the veterinarian.

PET INSURANCE COVERAGE:

The North America pet insurance market grew 114% between 2005-2009 and is expected to reach $880 million. In addition, pet health insurance is now the third most requested voluntary benefit. As of 2014, according to the North American Pet Health Insurance Association, 1.162 million dogs were insured in the U.S. and 97% were covered with Accident and Illness with Embedded Wellness policies. Most of these policy types covered cancer treatment. Twenty percent of dog owners have pet insurance which will fully cover the cost of COLT™. Providers that have confirmed coverage include: Trupanion, Vet Insurance, Pet Partners, AKC Pet Healthcare Plane, Pet Healthcare Plane, Nationwide Pet Insurance, Health Paws Pet Insurance, Health Paws Pet Insurance, and Petplan.

GRANT REVENUE

CAVU Biotherapies intends to submit several grant applications during the 2017-2018 year to support R&D development, clinical trials, automation development, and validation studies.

FUTURE GROWTH TRAJECTORY

CAVU Biotherapies expects expenses to increase as its business and operations grow. CAVU Biotherapies expects to outgrow our laboratory space at the Innovation Center in the University of Houston by Q4 of 2018 and move into 5,000- 8,000 square foot facility to accommodate our growth. Utilities, equipment budgets and employee compensation costs will also increase as our business and operations grow. We expect to mitigate some expense with the introduction of automation and other advanced devices to improve efficiency. Demand and revenue is projected to grow gradually each year. Financial projections suggest that the break-even point will be reach by Q4 of 2017. With advancement in automation and technician skills, CAVU Biotherapies is targeting the capacity to treat up to 25,000 dogs per year by 2021. Although there is no guarantee that these goals will be met, our current LOIs indicate an interest in our services from veterinary providers. There are a number of risks and uncertainties that could affect the implementation of our business plan and our growth. Please refer to Appendix A for an explanation of risks associated with securities offered and the services CAVU Biotherapies will provide.

Historical Results of Operations:

Our company was organized in July 2015 and has only very limited operations upon which prospective investors may base an evaluation of its performance. In light of our development as a start-up business enterprise, including the absence of an operating history, we have not yet commercially released any of our services and have not yet earned any revenues. To date, we have sustained losses as we pursue our research and development activities, preparation our facilities file, patents and trademarks, general start-up costs, taxes, accounting, legal services, consultant services, website, among others and we expect to continue to incur losses. We anticipate that cryopreservation services will be our first commercially available service to be followed by COLT™ and IHAV™ services.

The Company has received non-binding letters of intent for COLT services.

As of the date of this Form C, the Company has not generated any revenues and has had net losses of approximately $66,978 and $35,570 for the fiscal years ended December 31, 2016 and 2015, respectively.

Liquidity:

As of Dec 31, 2016, Cavu Biotherapies has $6,419 in cash, and total assets of the same amount. Total current liabilities includes $56,713 in accounts payable, and $4,500 in income tax payable. long term liabilities includes $6,000 in notes payable.

Capital Resources:

To date, current financing has primarily been made by the founder and cash award received through the 2015 Comcast Business Innovations 4 Entrepreneurs, or I4E, competition.

Founder: $85K
AKC-CHF Grant: $23,040
Comcast Business I4E Competition: $30K

CAVU Biotherapies anticipates using the available cash for operations to set up our laboratory and initiate operations at the University of Houston Innovation Center in April 2017. CAVU Biotherapies is applying for a loan in order to move forward with equipment and supply financing, although there can be no assurance that this financing will be available to us on acceptable terms or at all. Currently engaged investors are negotiating convertible note deals as due diligence proceeds. A total of $18,280 to date has been issued in convertible notes for services rendered by consultants.
In March 2017, we commenced a convertible note offering seeking up to $1.5 million of convertible notes. As of the date of this Form C, we have issued and sold $75,000 of convertible notes, including the $18,280 mentioned above. The proceeds of this offering are important to our operations. While we are not dependent of the offering proceeds, the proceeds will assist in the implementation of our business plan and achievement of our milestones. We plan to use the proceeds as set forth in this Form C under "Use of Funds".

Use of Proceeds
Use of proceeds from funds raised would be as follows:
Validation studies for scale-up of COLT,
Purchase equipment/supplies for implementation of cryopreservation services,
Purchase equipment / supplies for implementation of IHAV™
Purchase equipment / supplies for implementation of COLT™
Develop scale-up technology to provide services to 25,000 dogs per year

We will require additional financing in excess of the proceeds from the Offering in order to perform operations for the next 12 months. Except as otherwise described in this Form C, we do not have any additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold.

Cash in Hand, Burn Rate, Short/Mid Term Expenses
CAVU Biotherapies cash in hand is approximately $43K, as of April 2017. Current burn rate is approximately $6.4K per month. This is expected to increase with manufacturing and laboratory costs. We anticipate expenses will include equipment, supplies and reagents, personnel, rent, legal, insurance, and marketing, which for the short term (2 months) will be approximately $137K. We estimate expenses for the six months following the date of this Form C to be $517K. These numbers may increase as we incur costs related to the implementation of our business plan.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

> i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
>
> ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
>
> iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

> i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
>
> ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.cavubiotherapies.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements & Tax Returns

Financials 1

Financials 2

Appendix D: Director & Officer Work History

Dr Colleen M O'Connor

Appendix E: Supporting Documents

INVEST IN CAVU BIOTHERAPIES

Teaching your dog's old immune system new tricks to fight cancer

> *CAVU Biotherapies is teaching your dog's old immune system new tricks to fight cancer by commercializing an innovative T-cell therapy called CAVU's Oncolytic LymphoTherapy (COLT). COLT is a cost-effective, personalized immunotherapy focused on the veterinary market. Not only can COLT provide significant value to our dogs and families through improved quality of life, but CAVU Biotherapies believes it may give veterinarian oncologists a new, more potent weapon in their arsenal.*

Colleen Marie O'Connor
FOUNDER AND CEO, CAVU BIOTHERAPIES


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INVEST

Future Equity (SAFE)
$15M valuation cap
A SAFE gives you the right to future shares in CAVU Biotherapies. If you invest, you're betting the company will be worth more than $15M in the future.

INVESTOR PERKS

$500+ Get a CAVU dog tag indicating you are a loyal supporter of the CAVU mission.

$5,000+ Meet the founder and receive a tour of our lab facility.

$20,000+ Have your name immortalized in the CAVU manufacturing process. We will name a vital piece of equipment after you or your dog.

OUR AMBITION

CAVU is an aeronautical term meaning "Ceiling and Visibility Unlimited"—that's how we see the future of immunotherapy against cancer. We want to change the world by keeping pet families intact longer while becoming the global leader in immune-guided medicine. Our focus is not only on ending canine cancer, but to translate those results to treat horses and, one day, humans. By Year 5, we hope to have a global presence; provide services to over 25K U.S. dogs and enter into the human market.

KEY FACTS

- Received approval from the federal and state regulatory boards for commercialization
- Submitted non-provisional patents covering our technology and trademarks protection in the U.S. and abroad
- Obtained pet insurance coverage for COLT
- Initiated an approved AKC-CHF supported pilot clinical trial with Texas A&M University
- Received letters of intent for COLT sales, surpassing projections
- Leased and moved into a wet laboratory space at the University of Houston Innovation Center
- Featured in Nature News, Houston Chronicle, Comcast I4E Business Tech Week podcast, National Winner of Comcast Business I4E Start-ups, Comcast Business National Women's Entrepreneur Month podcast, and Finalist for Entrepreneur of the Year

cavubiotherapies.com

PETS BIOTECH IMMUNOTHERAPY T-CELL THERAPY CANCER DOGS SERVICES CELLULAR BIO-TECH LYMPHOMA PERSONALIZED THERAPY CANINE COLT VETERINARY VETERINARY ONCOLOGY

WHY I LIKE CAVU BIOTHERAPIES

> *I have been a practicing small animal veterinarian for 33 years and Shad has been my most successful lymphoma outcome to date. I would be very quick to offer T-cell therapy to the owner of the next dog who walks through my door with lymphoma and am anxious to see what other cancers this treatment might prove to be appropriate for.*



Hans Boer

VETERINARIAN FROM HAMILTON, MONTANA

THE BUZZ ABOUT CAVU BIOTHERAPIES

> *Dr O'Connor explained the procedure and ease of which this could be accomplished. The results thus far have been wonderful with a complete remission over 2 years. I would highly consider this therapy for other patients given the ease of administration and lack of side effects. We are excited to have T-cell therapy available through CAVU Biotherapies to our patients and the opportunities this provides for future cancer treatment.*

Erin Roof, DVM, DACVIM

Veterinarian Oncologist from Dallas, TX

> *CAVU Biotherapies is a portfolio client of the largest business accelerator in Texas, Houston Technology Center. We enthusiastically support CAVU Biotherapies, their credible business plan, strategies to bring cancer therapeutic solutions to the market and their funding efforts thru WEFUNDER.*

Deborah Mansfield

Director, Life Sciences Acceleration, Houston Technology Center

> *Dr O'Connor was able to identify several factors that predicted response in the affected dogs. These are factors that can be used pre-treatment and during treatment to determine responders and even predict when a dog is coming out of remission. All of these factors can also be applied to human medicine and improve therapy for both species. I believe in this therapy. I have throughly enjoyed working with her and fully support this venture.*

Heather Wilson-Robles, DVM, DACVIM

Veterinarian Oncologist from Texas A&M

> *The protocol was organized and the administration of the T-cell therapy was straightforward. My patient lived longer than expected with an overall good quality of life during treatment*

Stephanie Correa, DVM, DACVIM

Veterinarian Oncologist from Florida

We are excited to have CAVU Biotherapies join us at UH's Innovation Center, dubbed The Spur. CAVU is a strong start-up with ingenuity and drive. We enthusiastically dedicate our efforts in support of CAVU to help them realize success in their enterprise with the novel service they provide for dog owners throughout the country.

Ryan Black

Project and Operations Manager for The Spur

Dr. Colleen O'Connor and the team at CAVU Biotherapies have a 100 year vision to eradicate canine cancers. For all the dog lovers out there, I think that's a vision we can get behind. Dr. Colleen has put her heart and soul into starting CAVU, and as her business coach and trusted advisor I've seen her commitment to this dream first hand. So, if you want to make a real impact, to play bigger, and matter more...donate what you can to help make this dream a reality, for everyone!

Drew Schwegman, MBA

Certified Business Coach and owner of Northern Kentucky ActionCOACH, LLC

AKC Canine Health Foundation

November 21, 2016

An innovative cancer treatment process improving survival rates for dogs could soon take the phrase "man's best friend" to a whole new level, according to a research project funded by the AKC Canine Health Foundation (CHF).

Developing T Cell Cancer Immunotherapy in the Dog with Lymphoma

November 15, 2016

Immunotherapy, a specific genre of biological therapy, harnesses the power of the body's own immune system to provide a durable antitumor response. Immunotherapy is not a new concept for veterinary medicine; however, adoptive T cell therapy is a

UH business incubator space fills lab, office needs

November 15, 2016

"It's the combination of academia and the industry," Colleen O'Connor says of UH's new wet lab business incubator. O'Connor is founder and CEO of CAVU Biotherapies.

I4E Grand Prize Winner Podcast Series: CAVU Biotherapies

August 1, 2016

2016 I4E Grand Prize Contest Winners share their experiences as entrepreneurs and the technologies that impact their businesses. As part of Innovations 4 Entrepreneurs (I4E) Tech Week, we interviewed some of the 2016 I4E Grand Prize Contest Winners

Stem cells for Snoopy: pet medicines spark a biotech boom

June 14, 2016

To treat lymphoma, CAVU aims to isolate a sick dog's immune cells, rejuvenate them in culture, and then infuse them back into the dog's blood to stimulate an immune response. O'Connor used a similar approach in 2011 to treat Dakota, a bichon frise

Using Autologous T-Cells to Treat Canine Non-Hodgkins Lymphoma

July 4, 2012

While chemotherapy for canine lymphoma kills cancer cells, it also hinders the work of the dog's own immune system. Researchers at Texas A&M University and the University of Texas MD Anderson Cancer Center have found that t-cells, an important

Study of companion dogs shows promise for cancer treatment

February 28, 2012

Wilson-Robles said, "In veterinary medicine, we talk about survival time in months and days, and we'd really love to be saying years. I would love be saying the "C" word and saying cure."

Video: Treating Cancer in Dogs and Kids

February 8, 2012

Dog lovers know there are countless ways dogs comfort help and heal and -we have learned they are our allies in a whole new way. They are best friends in the search for a cure for cancer to tell us about it here is ABC's Chief Health and Medical Editor

Adoptive T-cell therapy improves treatment of canine non-Hodgkin lymphoma post chemotherapy
October 7, 2011

The companion and canine model has translational implications for human immunotherapy which can be readily exploited since clinical-grade canine and human T cells are propagated using identical approaches.

The Problem: Cancer is a Reality for Pets

CAVU Biotherapies believes that cancer is among the top concerns of pet owners today. We estimate that 19 families in the U.S. lose their pet dog to cancer every minute. The current standard-of-care therapies date back to the 1980's and result in less than 20% surviving 2 years post diagnosiswith B-cell Lymphoma. CAVU Biotherapies believes that current treatments do not significantly improve the survival time or quality of life for dogs. Many owners face an agonizing dilemma in treating their dogs due to high costs and low likelihood of positive outcomes.





Many Popular Dog Breeds have Predispositions to B-cell Lymphoma



Low

Beagle, Poodle, Collie, Daschund



Average

Irish Setter, Schnauzer, Labrador Retriever



High

Boston Terrier, English Bulldog, Scottish Terrier, Cocker Spaniel



Highest

Boxer, Golden Retriever, Rottweiler, Bernese Mountain Dog

Canine Cancer By the Numbers

1 in 3
lifetime chance for cancer development

25%
of all dog cancers are B-cell Lymphoma

< 20%
treated w/ chemo will survive 2 yrs

$500 M
veterinary oncology market in 2015

A Game Changing Solution for Cancer Treatment

CAVU Biotherapies is attacking the problems by developing what it believes to be the first commercially-available, cost-effective, and personalized cancer immunotherapy program tailored to individual dogs. T-cell therapy has been used in clinical trials with some success to treat humans and dogs diagnosed with B-cell Lymphoma and other cancers.



Our Initial Three Services

1) CAVU's Oncolytic Lympho Therapy (COLT™) is a patent-pending personalized service that "teaches an old immune system new tricks" by retraining and expanding a dog's T cells to recognize and fight cancer. 2) Cryobanking of Healthy White Blood Cells is an owner driven service where a small blood sample from their dog can be stored until the dog's immune system needs a "reboot". 3) Proactive Immune Health Monitoring or IHAV is a planned service where a simple blood sample can evaluate the immune system.

What is Immunotherapy?

Immunotherapy is the prevention or treatment of disease with substances that stimulate the immune response. Adoptive cell transfer is the transfer of cells into a patient. The cells may have originated from the patient or from another individual. In some types of cancer immunotherapy, T cells are extracted from the patient, and cultured en vivo and returned to the same patient.



In the veterinary market, there are very few immunotherapies available to dogs, as compared to those available for the human market. CAVU Biotherapies believes that too much focus has been placed on using chemo- and radio- therapies as a way to kill tumor cells without desired results. CAVU Biotherapies believes current therapies are first-line immunomodulators that disrupt the tumor's influence on the immune system. One of the tumor's survival techniques is to control the immune system and dampen its anti-tumor response. Using therapies as modulators, we believe it is possible to break the tumor's firm grasp on the white blood cells. Then, infuse expanded numbers of retrained T-cells to kill the tumor and take back the immune system. Our reinforced immune system can now fight the tumor by itself.

Advantages of COLT

Using proprietary cellular expansion techniques, CAVU Biotherapies can retrain and grow dog T cells. COLT adds significant value to the pet and family through improved quality of life and survival. For the dog and the veterinarian, COLT adds significant benefit by creating an extended anti-tumor immunity in individual cases, simplified process, preferred adjunct therapy, and cost-effective. CAVU Biotherapies cannot guarantee treatment outcomes due to differences in genetics, physiology, extent of immune suppression, tumor cell variances, and treatment plan, among others. Every case and outcome will be different.



How COLT Works

The attending veterinarian oncologist collects a blood sample from a pet dog diagnosed with B-cell Lymphoma. The blood is sent to CAVU Biotherapies' laboratory via courier, where the T cells are entered into a 4-6 week immune "boot camp." From the "boot camp", several COLT™ infusions are created and frozen. After coordinating treatment schedules with the veterinarian oncologist, COLT is sent back to the clinic for administration. COLT™ is administered through an IV infusion, with no overnight hospitalization required.


Cancer Diagnosis
Peripheral Blood Sample taken at clinic
Blood sent to CAVU
CAVU receives and processes the sample
Completion of chemotherapy, COLT is sent to the clinic
COLT is infused and pt monitored
Days later IHAV and 2nd COLT infusion administered
Days post final infusion IHAV completed and Pt monitored as deemed necessary by veterinarian oncologist

The Immune Health and Vitals Testing Service

The IHAV is a planned service by CAVU Biotherapies that uses certain metrics to evaluate the dog's immune system and take an in depth look at their white blood cells (WBC). This data can provide information on how the immune system is responding to COLT and the fight against cancer. CAVU Biotherapies recommends the use of IHAV throughout the life of the dog and requires its use during COLT services.



Cryobanking

Cryobanking will allow owners to freeze back their dog's healthy immune system. A simple blood sample is drawn at the clinic at the owner's request and is sent to our laboratories for storage. By storing a healthy blood sample in advance, cryobanking can provide normal white blood cells to expand and retrain. CAVU Biotherapies believes this process also results in a more efficient laboratory manufacturing procedure. CAVU Biotherapies believes cryobanking is advisable for dog breeds identified with high cancer risk.





Our Early Providers

Our business model features direct sales of COLT and IHAV services to board certified veterinarian oncologists, while Cryobanking and IHAV services will be marketed to primary care veterinarians. By leveraging veterinary contacts, CAVU Biotherapies has already obtained Letters of Intent from several corporate clinics, private veterinary clinics, and a major academic veterinary institution. These letters validate and exceeds our projected demand for COLT™ services during Year 1 and beyond. Based on market surveys of veterinarian oncologists, the number of new B-cell Lymphoma cases diagnosed can range from 5 to 35 cases per week. CAVU Biotherapies believes, in the near term, we will reach our break-even projection.

Why CAVU Biotherapies is Different

CAVU Biotherapies supports man's best friend being an ally in the war against cancer. That's why the data we collect is projected to assist CAVU Biotherapies' vision to treat dogs and their owners with COLT supported by proactive immune guided scorecards. CAVU Biotherapies believes that our dogs can help to decrease time and costs associated with human cellular therapy development. However, there can be no assurance that our application will be successful or that the FDA will grant approval for these or any of CAVU Biotherapies' other treatments or services.



Our Journey So Far

July 2015

CAVU Biotherapies Formed

CAVU Biotherapies was formed as a Delaware C-corp.

October 2015

Accepted into Houston Technology Center accelerator

HTC acceptance not only validated CAVU Biotherapies, but gave the Company access to potential investors, mentors, consultants, and business courses.

November 2015

Federal Approval Granted to Commercialize COLT

The Federal government granted CAVU approval to produce and commercialize COLT services for dogs in the United States.

January 2016

State Approval Granted to Commercialize COLT

CAVU received approval from the majority of state veterinarian boards to provide COLT services to veterinarians for dogs.

April to June 2016

Regional and National Winner of COMAST Innovations 4 Entrepreneurs Contest

CAVU Biotherapies was one of 3 starups out of 4000 chosen by Comcast and the public to receive a cash award, mentoring advice, and fantastic publicity.

July 2016

Non-provisional patents and trademarks filed

The provisional patents were filed in July 2015 and the non-provisional patents were filed on this date in the United States and foreign countries.

August & September 2016

Pet Insurance coverage for COLT granted

CAVU Biotherapies worked with 6 pet insurance agencies to cover COLT under their policies as an estimated 1.2 million dogs are insured in the United States.

December 2016

Letters of Intent for COLT services from Veterinarian Oncologists nationwide received

The letters of intent validated and exceeded our market projections for the first 1.5 years.

April 2017

Lab Set-up at the University of Houston's Innovation Center

A 1059 ft2 wet laboratory space has been set-up at the Innovation Center to allow CAVU Biotherapies to start validating services and generating revenue.

Q3 2017

Initiate Cryobanking services in Texas, Florida, California, and Louisiana with our early adopters

Q4 2017

Begin Approved Texas A&M University/American Kennel Club Trial to add COLT to a shortened chemotherapy regimens to treat pet dogs diagnosed with B-cell Lymphoma

Q4 2017

COLT services offered in Texas, Florida, California, and Louisiana

This presentation contains forward-looking statements, including statements regarding the Company's mission, business plans and IP position; the Company's ability to develop best in class therapies across a broad array of cancers; and the Company's ability to otherwise implement its business plan. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements and should not be considered as an indication or guarantee of future performance.

These risks and uncertainties include, but are not limited to, risks associated with: the success, cost, and timing of the Company's product development activities and clinical trials, and the Company's ability to finance these activities and trials; the Company's ability to obtain regulatory approval for and to commercialize its product candidates; the Company's ability to establish a commercially-viable manufacturing process and manufacturing infrastructure; regulatory requirements and regulatory developments; success of the Company's competitors with respect to competing treatments and technologies; the Company's dependence on third-party collaborators and other contractors in the Company's research and development activities; the Company's ability to obtain, maintain, or protect intellectual property rights related to its product candidates; amongst others. The Company disclaims any obligation to update these forward-looking statements.

SHOW LESS

FOUNDER



Colleen Marie O'Connor

Founder and CEO

PhD in Toxicology with Specialization in Immunology from the University of Kentucky; Fellowship completed at MD Anderson Cancer Center in Gene and Cellular Therapy

AND THE REST OF THE TEAM



Reese Terry, Jr

Business Advisor

Founder and former CEO of Cyberonics



Steve Ford

Operations

President of OMEDtech and former VP of Manufacturing for Cyberonics



Annette Zinn, JD PhD

Regulatory

Previous counsel for Cyberonics, Law Offices of Philip Campa and Intermedica Inc.



Zehra Nasser

Business Development

MSc candidate in Pharmaceutical Business Development and Licensing - University of Manchester

DETAILS

What is COLT?

– COLLAPSE ALL

COLT™ stands for CAVU's Oncolytic LymphoTherapy. It is a novel T-cell therapy personalized for your dog.

What's new about what you're making? How is it different?

We offer a non-genetically modified T-cell therapy that is both clinically safe and effective for the treatment of dogs diagnosed with Stage IV B-cell Lymphoma. Prior to CAVU Biotherapies, pet owners would have to travel to specialized academic centers. At CAVU Biotherapies, we have a streamlined the process for the veterinarian and pet family.

How big is the market?

The lifetime probability for American dogs to develop cancer is 1 in 3. Almost 54.4M U.S. households own a pet dog, equating to roughly 77.8M dogs, according to a 2015 APPA National Pet Owners survey. As companion animals are becoming more accepted as family members (89% of all households) rather than property , the strengthened bond positively correlates to increased spending on veterinarian and specialist care. It has been estimated that 10M dogs die from cancer each year with current therapies and 4M-6M are newly diagnosed. The canine oncology market is projected to increase to $700M by 2017. There are 377 board certified veterinary oncologists in the U.S. that treat canine cancer and 109,000 veterinarians who have been targeted to adopt our therapy.

Who are your competitors? How are you different?

Competition to COLT include: monoclonal antibody therapy, tumor vaccines, bone marrow transplantation, chemotherapy, radiation, and holistic therapies.

Monoclonal antibodies have limitations as a sufficient concentration must be localized within the tumor to be effective in treating. This is usually difficult due to intratumoral hydrostatic pressure increasing with the growing tumor.

Cancer vaccines are not limited to any certain tumor type. However, they are predominantly used for preventing or delaying tumor recurrence which has been surgically removed and is used predominantly with early-staged disease.

Bone Marrow transplantation is a procedure has less than a 40% success rate with an enormous price tag range ($16K-$25K) and a large number of debilitating side effects. It is still not widely accepted in the veterinary community.

Our services expands and reprograms your dog's T cells using proprietary cellular expansion techniques in order to restore their immune system which has been depleted by chemotherapy and tumor progression. The 'new' activated immune system should be able to create a working anti-tumor immunity.

What do you understand about your business that others don't get?

Personalized medicine is not a one-size fits all pill. It is an individualized treatment which can present many difficulties in commercial scaling. The sheer number of dogs and humans diagnosed with cancer has lead to issues with providing enough cellular therapies to meet the demand in a timely manner. Consequently, we are working with an engineering company associated with the Johnson Space Center to secure proprietary methodologies for automation that will allow us to effectively scale and treat thousands, if not millions, of dogs.

What's your biggest risk? What keeps you up at night? ^

We have a 94.5% production efficiency per our laboratory-based T-cell therapy which involves a replicable standard protocol when followed with accuracy. With that said, there is always room for human error which is why we are a strong proponent of implementing automation and strict adherence to protocol guidelines. Finding, and retaining, a dynamic laboratory workforce will be a great challenge.

How will you make money? ^

CAVU Biotherapies has three product offerings: i) COLT is the post-chemotherapeutic T-cell therapy that reprograms and replenishes your dog's immune system to fight cancer; ii) IHAV test is an immune descriptive panel which provides a snapshot of your dog's immune health state and is required by CAVU Biotherapies when your dog receives COLT; and iii) Cryopreservation services will allow owners to freeze back their dog's healthy immune system. One out of three dogs will be develop cancer in their lifetime and by storing a healthy blood sample in advance, it can provide a better system's "reboot" for COLT.

How do you acquire customers? ^

Our adoption strategy, already in process, combines different three modalities for customer acquisition. First, we are targeting board certified veterinary oncologists to become initial service providers before approaching the primary veterinarians. Secondly, we are fostering partnerships with academic, philanthropic, and governing organizations in the pet world . Thirdly, we will be attending and presenting data at meetings such as the Veterinary Cancer Society and American College of Veterinary Internal Medicine.

Is there any way of telling that treatment is actually working? ^

At CAVU Biotherapies, we have developed a descriptive panel called the Immune Health Panel (IHAV) that allows us to determine the immune response to COLT™ from a small blood sample.

Is COLT for any cancer? ^

Data supports clinical effectiveness for Stage IV B-cell Lymphoma. However, we are optimistic trial data will support the benefit of COLT™ for osteosarcoma, AML, melanoma and hemangiosarcoma.

What is the process? ^

Once the dog has a confirmed diagnosis of B-cell Lymphoma, a blood sample is drawn during the office visit and shipped to CAVU Biotherapies laboratory. After 4-6 weeks, 2-3 infusions will be frozen and stored at our facility pending completion of stabilizing therapy. COLT is simply infused at the veterinarian's office with no overnight hospitalization required by CAVU Biotherapies.

If my veterinarian is not a certified provider can I still get COLT™? ^

We require that COLT™ be administered by a certified provider. However, if your veterinarian is interested in offering COLT™, signing up and getting certified through one of our online training webinars is an easy process.

Is this covered by pet insurance? ^

Yes. The following insurance providers fully cover COLT™: Trupanion, Vet Insurance, Pet Partners, AKC Pet Healthcare Plan, Pet Healthcare Plan, Nationwide Pet Insurance, Health Paws Pet Insurance, Petplan.

For those owners without pet insurance and need financial assistance, we intend offer payment plans.

Are you currently running any clinical trials? ^

CAVU Biotherapies will be running a small AKC-CHF sponsored pilot trial with Texas A&M University College of Veterinary Medicine in 2017.

What's your cash flow? ^

CAVU Biotherapies cash in hand is $43K as of April 2017. Current burn rate is approximately $6.4K per month. This is expected to increase with manufacturing and laboratory costs.

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RISKS SPECIFIC TO CAVU BIOTHERAPIES

1. Risks Related to Our Business and Industry

We are a clinical-stage company and have a very limited operating history, which may make it difficult to evaluate our current business and predict our future performance.

We are a clinical-stage biopharmaceutical company that was recently formed in July 2015. We have not yet generated any revenue. We are focused on developing services that use dog, equine or human cells as therapeutic entities and, although there have been significant advances in cell-based immunotherapy, our T cell technologies are new and largely unproven. Our limited operating history, particularly in light of the rapidly evolving cancer... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

CAVU Biotherapies is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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